UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 19, 2013

BALTIC TRADING LIMITED
(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	001-34648	98-0637837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 12th Floor (Address of Principal Executive Offices)	10171 (Zip Code)

Registrant’s telephone number, including area code:  (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to 2010 Equity Incentive Plan

On December 19, 2013, the Board of Directors of Baltic Trading Limited (the “Company”) approved an amendment and restatement of the Company’s 2010 Equity Incentive Plan (the “2010 Plan”).  The Company’s named executive officers as set forth in its Proxy Statement for its 2013 Annual Meeting of Shareholders filed on Schedule 14A on March 29, 2013 participate in the 2010 Plan.  The amendment and restatement of the 2010 Plan revises the definition of Change in Control in Sections 3.8(a)(i) and (ii) of the 2010 Plan to encompass the following circumstances:

(i)              any person or “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, or the 1934 Act) (as to (A) below other than Genco Shipping & Trading Limited (“Genco”) or its subsidiaries other than the Company and its subsidiaries or Peter C. Georgiopoulos) acquiring “beneficial ownership” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of (A) thirty percent (30%) or more of the aggregate voting power of the capital stock ordinarily entitled to elect directors of the Company within a 12-month period or fifty percent (50%) or more of the aggregate voting power or of the shares of the capital stock ordinarily entitled to elect directors of the Company or (B) eighty percent (80%) or more of the shares of the capital stock ordinarily entitled to elect directors of the Company; or

(ii)            the sale of (A) all or substantially all of the Company’s assets or (B) 80% or more of the company’s assets,  in either case on a consolidated basis and in one or more related transactions within a 12-month period to a person other than such a sale to (x) a subsidiary of the Company which does not involve a change in the equity holdings of the Company or as to (A) only (y) an entity which Genco or its subsidiaries other than the Company and its subsidiaries or Peter C. Georgiopoulos directly or indirectly controls.

A copy of the amended and restated 2010 Plan is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference to such exhibit.  The foregoing description of the amended and restated 2010 Plan does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Employment Agreement

The Company has entered into a letter agreement (the “Employment Agreement”) with John C. Wobensmith, who serves as the Company's President, Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer, dated December 19, 2013.  The Employment Agreement is intended to provide for the continued services of Mr. Wobensmith for the Company’s benefit if Mr. Wobensmith’s employment at Genco, the Company’s parent, terminates following a Change in Control as defined in Mr. Wobensmith’s existing employment agreement with Genco dated September 21, 2007.  If Mr. Wobensmith’s employment with Genco terminates within 18 months of such a Change in Control, Mr. Wobensmith’s employment term with the Company under the Employment Agreement would commence for an initial term of two years on a date mutually agreed to by the parties (the “Effective Date”).  The Employment Agreement provides for automatic renewal for additional one year terms, unless either party terminates the Employment Agreement on at least 90 days’ notice.  The Employment Agreement provides for a base salary per annum of $500,000 during the employment term as well as discretionary bonuses as determined by the Compensation Committee of the Board of Directors in its sole discretion.  Mr. Wobensmith will also be eligible to receive restricted stock and other equity grants from time to time.

In the event of termination of Mr. Wobensmith’s employment due to his death or disability, the Company will pay him, or his estate, a pro rata bonus for the year of termination and one year’s salary and, in the case of disability, to provide medical coverage for him and his eligible dependents for a period of one year.

If Mr. Wobensmith is terminated without cause or resigns for good reason, the Company will pay him a pro rata bonus for the year of termination, plus a lump sum equal to double the average of his prior three years’ annual incentive awards , plus double his annualized base salary, and provide medical, dental, long-term disability, and life insurance benefit plan coverage for him and his eligible dependents for a period of two years.  If a termination without cause or resignation for good reason occurs within two years of a change in control, the amounts that are doubled above become tripled, and the coverage period of two years becomes three years.  Mr. Wobensmith’s annual incentive award for a given year is his cash bonus earned for that year and, if a termination without cause or resignation for good reason occurs within two years of a change in control, the grant date value of any equity awards granted for such year.

If a payment to Mr. Wobensmith under his Employment Agreement or otherwise after a change of control causes him to owe excise tax under Section 4999 of the Internal Revenue Code, the Company will fund the amount of this tax on a fully “grossed-up” basis, intended to ensure that after payment of the excise tax and any related taxes and penalties, Mr. Wobensmith retains the full amount of the payment that gave rise to the excise tax liability.

Under the Employment Agreement, the Company will pay for life insurance and long-term disability insurance for Mr. Wobensmith at a cost of no more than $20,000 per annum.

In connection with Mr. Wobensmith’s execution of the Employment Agreement, Mr. Wobensmith received a grant of 100,000 restricted shares of the Company’s common stock, which will generally vest, if at all, in equal installments on each of the first four anniversaries of November 15, 2013.  In addition, Mr. Wobensmith is entitled to receive an additional grant of a number of shares of restricted shares of the Company’s common stock on the Effective Date equal to the lesser of 100,000 shares or that number of shares having a fair market value equal to $500,000 as of the Effective Date.  Mr. Wobensmith agreed to waive accelerated vesting of his restricted stock grants upon a Change in Control as defined in the 2010 Plan if such Change in Control is also a Change of Control of Genco under his Genco employment agreement and such Change in Control is not a Change in Control described in clause (i)(B) or (ii)(B) of Section 3.8(a) of the 2010 Plan.  However, if Mr. Wobensmith’s employment with Genco does not terminate within three months of such Change of Control other than as a result of his death or disability, accelerated vesting will nonetheless occur exactly three months after the Change of

Control.  Under an Amendment Agreement that the Company and Mr. Wobensmith entered into pursuant to the Employment Agreement, Mr. Wobensmith’s agreements for his previous restricted stock grants from the Company have been amended to apply the same waiver terms to such grants.

A copy of the Employment Agreement, Mr. Wobensmith’s grant agreement for 100,000 restricted shares, and the Amendment Agreement  are attached as Exhibits 10.2, 10.3, and 10.4 to this Current Report on Form 8-K and are incorporated herein by reference to such exhibits.  The foregoing descriptions of such agreements do not purport to be complete and are qualified in their entirety by reference to such exhibits.

Item 9.01.	Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

10.1	Baltic Trading Limited 2010 Equity Incentive Plan, as amended and restated as of December 19, 2013.

10.2	Letter Agreement dated December 19, 2013 between Baltic Trading Limited and John C. Wobensmith.

10.3	Restricted Stock Grant Agreement dated December 19, 2013 between Baltic Trading Limited and John C. Wobensmith for 100,000 restricted shares of common stock.

10.4	Amendment Agreement dated December 19, 2013 between Baltic Trading Limited and John C. Wobensmith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Baltic Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALTIC TRADING LIMITED

DATE: December 20, 2013

/s/ John C. Wobensmith

John C. Wobensmith
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Baltic Trading Limited 2010 Equity Incentive Plan, as amended and restated as of December 19, 2013.

10.2	Letter Agreement dated December 19, 2013 between Baltic Trading Limited and John C. Wobensmith.

10.3	Restricted Stock Grant Agreement dated December 19, 2013 between Baltic Trading Limited and John C. Wobensmith for 100,000 restricted shares of common stock.

10.4	Amendment Agreement dated December 19, 2013 between Baltic Trading Limited and John C. Wobensmith.